UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): April 2, 2026

NEXTPLAT CORP
(Exact Name of Registrant as Specified in its Charter)

Nevada	001-40447	65-0783722
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

400 Ansin Blvd., Suite A
Hallandale Beach,  FL 33009
(Address of principal executive offices and zip code)

(305) 560-5381
(Registrant’s telephone number, including area code)

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c)).

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Common Stock, par value $0.0001	NXPL	The Nasdaq Stock Market, Inc.
Warrants	NXPLW	The Nasdaq Stock Market, Inc.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 2, 2026, NextPlat Corp (the “Company”) filed an amended and restated certificate of incorporation (the “Amendment”) to effectuate a reverse stock split at a ratio of 1-to-10 (the “Reverse Stock Split”), as approved by the Company’s Board of Directors. The Amendment was filed with the Secretary of State of the State of Nevada and the Reverse Stock Split will become effective in accordance with the terms of the Amendment at 12:01am Eastern Time on April 13, 2026 (the “Effective Time”). The Amendment provides that, at the Effective Time, every 10 shares of the Company’s issued and outstanding common stock will automatically be combined into one issued and outstanding share of common stock, without any changes in par value per share, which will remain $0.0001.

As a result of the Reverse Stock Split, the number of shares of common stock outstanding will be reduced from approximately 26.9 million shares to approximately 2.7 million shares, and the number of authorized shares of common stock will remain at 50 million shares. In addition, proportionate adjustments will be made to the per share exercise price and/or the number of shares issuable upon the exercise or vesting of all outstanding stock options and warrants, which will result in a proportional decrease in the number of shares of the Company’s common stock reserved for issuance upon exercise or vesting of such stock options and warrants, and a proportional increase in the exercise price of all such stock options and warrants. In addition, the number of shares reserved for issuance under the Company’s equity compensation plan immediately prior to the Effective Time will be reduced proportionately.

No fractional shares will be issued as a result of the Reverse Stock Split, and instead, the Company will pay cash (without interest) equal to such fraction multiplied by the closing price of our common stock on Nasdaq on the date of effectiveness of the Reverse Stock Split. The share amounts set forth in the above paragraph do not take into account any shares which may be paid for in connection with the foregoing treatment of fractional shares.

The Company’s common stock is expected to begin trading on a Reverse Stock Split-adjusted basis on The Nasdaq Capital Market at the open of the markets on April 13, 2026. The trading symbol for the common stock will remain “NXPL.” The Company’s post-Reverse Stock Split common stock has a new CUSIP number (CUSIP No. 68557F308), but the par value and other terms of the common stock are not affected by the Reverse Stock Split.

The summary of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 8.01 Other Events.

On April 2, 2026, the Company issued a press release to announce the effective date for the Reverse Stock Split. A copy of the press release is attached to this report as Exhibit 99.1 and is incorporated by reference herein.

The table below sets forth the impact of the Reverse Stock Split on the Company’s net loss per common share - basic and diluted; weighted average common shares outstanding - basic and diluted; and shares issued and outstanding, for the years ended December 31, 2025 and 2024 (in thousands except per share amounts).

	PRE SPLIT (1)		POST SPLIT
	Years Ended December 31,		Years Ended December 31,
	2025	2024	2025	2024
Net loss attributable to common stockholders	$(11,712)	$(13,426)	$(11,712)	$(13,426)

Basic weighted average common shares outstanding	26,535	20,614	2,653	2,061
Potentially dilutive common shares	—	—	—	—
Diluted weighted average common shares outstanding	26,535	20,614	2,653	2,061

Basic weighted average loss per common share	$(0.44)	$(0.65)	$(4.41)	$(6.51)
Diluted weighted average loss per common share	$(0.44)	$(0.65)	$(4.41)	$(6.51)

(1) The pre-split amounts represent the amounts reported in the Company’s Form 10-K filed on March 31, 2026.

Item 9.01. Financial Statements and Exhibits.

Exhibits.

Exhibit No.	Description
3.1	Amendment to Amended and Restated Certificate of Incorporation of NextPlat Corp.
99.1	Press Release dated April 2, 2026.
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXTPLAT CORP

	By:	/s/ David Phipps
	Name:	David Phipps
	Title:	Chief Executive Officer and President

Dated: April 6, 2026

4